Exhibit 10.1

NINTH AMENDMENT TO LEASE

Las Vegas Digital Exchange Campus

    THIS NINTH AMENDMENT TO LEASE (“Amendment”) is entered into as of this 8th day of September, 2022, by and between Beltway Business Park Office No. 2, LLC, a Nevada limited liability company (“Landlord”) and InNEVation L.L.C., a Nevada limited liability company (“Tenant”) and amends the Lease Agreement between Landlord and Tenant dated April 24, 2012 as amended pursuant to that: First Amendment dated February 19, 2013, Second Amendment dated March 14, 2013, Third amendment dated August 20, 2013, Fourth Amendment dated September 1, 2013, Fifth Amendment dated January 12, 2015, Sixth Amendment dated January 9, 2015, Seventh Amendment dated November 1,2015 and Eighth Amendment dated January 17, 2017 (collectively the “Lease”), wherein Tenant leased from Landlord the “Existing Premises” consisting of 73,302 rentable square feet, designated as Suites 110, 120, 160, 150, 160, 210, 220, 260 and 300 at 6795 Edmond Street, Las Vegas Nevada (“Building”).

For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Rental Area/Give-Back Space.

Effective September 1, 2022 (“Give-Back Space Termination Date”) the Existing Premises shall be reduced by 35,271 rentable square feet (comprising: Suite 110 (5,853 RSF), Suite 120 (4,095 RSF), Suite 150 (5,395 RSF), Suite 160 (6,989 RSF) and Suite 260 (12,939 RSF); (collectively the “Give-Back Space”); to 37,031 rentable square feet (comprising: Suite 210 (3,172 RSF), Suite 220 (8,892 RSF) and Suite 300 (24,967 RSF)); (collectively the “Reduced Premises”).

On the Give-Back Space Termination Date Tenant and Landlord shall have no further rights, obligations, or claims with respect to each other arising from Give-Back Space except Tenant shall remain liable to the Landlord for the following: (i) any rent (Base Rent or Additional Rent) due and owing as of the Give-Back Space Termination Date, (ii) all liability of Tenant pursuant to Section 5.2 of this Lease (Hazardous Materials), (iii) Intentionally omitted (iv) Intentionally omitted, (v) all liability of Tenant pursuant to Section 11.5 of this Lease (Tenant’s Indemnity), (vi) all liability of Tenant pursuant to Section 16.3 of this Lease (Surrender of Premises and Removal of Property) and (vii) final payment (if any) of any utilities owed, but unpaid, by Tenant. For avoidance of doubt, Except for the door replacement (as described in Section 7 below), Tenant shall not be required to remove any FF&E or any Tenant improvements in the Give-Back Space by the Give-Back Space Termination Date. Landlord accepts the Give-Back Space in its “AS-IS” condition.

Tenant accepts the Reduced Premises and Building in its “AS-IS” condition; provided, however, Landlord’s obligations, including, without limitation, service, maintenance and repair obligations, under the Lease shall remain in full force and effect.

Notwithstanding the above to the contrary, in the event Tenant is unable to vacate Room 231 in Suite 260 by August 31, 2022, Landlord agrees to work with Tenant to provide access so that Tenant is able to remove all of its personal property from Room 231. In such an event, Tenant shall remove all of its personal property and vacate Room 231 by no later than September 30, 2022.

The lease and occupancy, by Tenant, of the Reduced Premises, shall be subject to the terms and conditions of the Lease and the term “Premises” as used throughout the Lease (subject to this Amendment) shall mean the Reduced Premises.

2.Current Term Extension and 2nd Extended Lease Term.

The current term of the Lease for the Existing Premises is hereby extended to August 31, 2022 on the same terms and conditions as currently apply under the Lease.

Commencing September 1, 2022 (“2nd Extended Term Commencement Date”) the term of the Lease for the Reduced Premises is hereby extended to May 14, 2024; (“2nd Extended Lease Term”). Tenant’s occupancy during the 2nd Extended Lease Term shall be under the same covenants, agreements, terms, provisions and conditions as are contained in the Lease for the current term, except as otherwise set forth in this Amendment.

Tenant shall have the right to extend the 2nd Extended Lease Term of the Lease for one (1) twenty-four (24) month term (“Renewal Option”). If immediately prior to the expiration of the operative term this Lease shall be in full force and effect, and if written notice of Tenant’s intent to exercise a Renewal Option is given to Landlord six (6) months prior to the expiration of the then operative term, the giving of such notice by Tenant shall be effective to extend the 2nd Extended Lease Term for the applicable Renewal Option (provided the parties agree to execute an amendment to the Lease memorializing such Renewal Option term). If Tenant fails to deliver written notice of its intent to exercise a Renewal Option within the proscribed time period, such Renewal Option and any succeeding Renewal Option(s) shall lapse, and there shall be no further right to extend the term of the Lease. Each Renewal Option shall be exercisable by Tenant on the condition that: (a) at the time of the exercise, and at all times prior to the commencement of such Renewal Option, Tenant shall not be in default under any provision of the Lease, and (b) Tenant has not been ten (10) or more days late in the payment of rent more than a total of three (3) times during its prior tenancy. Tenant’s occupancy during a Renewal Option term shall be under the same covenants, agreements, terms, provisions and conditions as are contained herein for the 2nd Extended Lease Term, except the Base Rent shall be adjusted as follows:

On the first day of the Renewal Option term, the Base Rent set forth in Section 3 below shall be increased by 3% (“Base Rent Adjustment”). On each annual anniversary of such initial adjustment date thereafter, the Base Rent, as adjusted and paid in the month prior to such annual anniversary, shall be increased by the Base Rent Adjustment.

The Renewal Option(s) are personal to Tenant. If Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest under this Lease to an entity other than a Tenant Affiliate: (a) prior to the exercise of a Renewal Option (whether with or without Landlord’s consent), or (b) after Tenant’s notice to Landlord of its intent to exercise a Renewal Option but prior to the commencement of such Option, then such Renewal Option and any succeeding Renewal Options shall lapse

Except as otherwise set forth in this Section 2, any existing renewal rights/options heretofore granted to Tenant are hereby terminated and shall be of no further force or effect.

3.Base Rent.

Commencing on 2nd Extended Term Commencement Date and continuing during the 2nd Extended Lease Term, the monthly Base Rent for the Reduced Premises shall be $83,690.06.

4.Operating Expenses

Commencing on the 2nd Extended Term Commencement Date, Tenant is solely responsible for the cost of in-suite janitorial, HVAC and electrical services supplied to the Reduced Premises.

Tenant acknowledges that Operating Expenses (as defined in the Lease) are, in part, calculated as follows for the Reduced Premises:

“Project Common Area Expenses:” Consists of the maintenance and up-keep of developed perimeter Landscaping areas (generally located parallel to the public streets within the Project), security and general and administrative costs, monuments and those other costs associated with the common areas of the Project. Tenant shall initially be responsible for Project Common Area Expenses equal to: 4.63%.

[The method for calculation of the Building’s prorata share of Project Common Area Expenses shall be based on the number of acres of land assigned to the Building divided by the total number of acres in the Project.]

“Complex Common Area Expenses.” Consists of Operating Expense obligations of that certain block of buildings (the “Complex”); including, but not limited to expenses shared by multiple buildings within the Complex, such as shared utilities, parking lot sweeping etc. Tenant shall initially be responsible for Complex Common Area Expenses equal to: Tenant shall initially be responsible for Project Common Area Expenses equal to: 25.77%.

[The method for calculation of the prorata share of the Complex Common Area Expenses shall be based upon the acreage of the Building Area divided by the acreage of the Complex.]

“Building Common Area Expenses:” Consists of Operating Expense obligations of the Building including, but are not limited to: (i) Real Property Taxes, (ii) All Risk Property Insurance, and (iii) Property Management and maintenance/repair expenses. Tenant shall initially be responsible for Building Common Area Expenses equal to: Tenant shall initially be responsible for Project Common Area Expenses equal to: 51.20%.

[The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

5.Parking.

Commencing on the 2nd Extended Term Commencement Date Tenant shall be entitled to the following parking: 128 total parking space as follows:  99 uncovered/unreserved, and 33 covered, reserved.  All parking shall be free of charge for the 2nd Extended Lease Term and any Renewal Option terms.

6.Door Replacement/Repair Payment.

Notwithstanding anything contained in the Lease to the contrary, this Amendment shall only be effective following the payment, by Tenant, to Landlord, of the sum of $25,000.00 to compensate Landlord for the replacement/repair of the doors in the Building which Tenant drilled holes in to install decorative bolts (“Door Replacement/Repair Payment”). Upon the payment, by Tenant, to Landlord, of the Door Replacement/Repair Payment, Tenant shall be released from all Lease obligations relating to the replacement/repair of the doors in the Building which Tenant drilled holes in to install decorative bolts.

7.Except to the extent that terms are defined herein to the contrary, all terms used in this Amendment shall have the same meaning as the defined terms set forth in the Lease.

8.Except as expressly provided herein, this Amendment shall not alter, amend or otherwise modify the terms and provisions of the Lease.

9.Except as modified by this Amendment, the Lease shall remain in full force and affect. As amended hereby, the Lease is hereby ratified and confirmed in its entirety. This Amendment and the Lease embodies the entire agreement between the parties relating to the subject matter contained herein.

10.The parties agree no commission earned in connection with the execution of this Amendment. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for and compensation, commissions or charges claimed by any other broker or agent utilized by the indemnitor with respect to this Amendment or the negotiation hereof.

11.The parties hereto may execute this Amendment simultaneously, in any number of counterparts, or in facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

[Signatures on Following Page]

LANDLORD:		TENANT:
BELTWAY BUSINESS PARK OFFICE NO. 2, LLC, a Nevada limited liability company		INNEVATION L.L.C., a Nevada limited liability company
MANAGER: Switch, Ltd., a Nevada limited liability company
		By:	/s/ Thomas Morton
Thomas Morton
Its:
MANAGER:
Majestic Beltway Office Buildings, LLC, a Delaware limited liability company

Majestic Realty Co., a California corporation,
Manager’s Agent

By:	/s/ Edward P. Roski, Jr.
President and Chairman of the Board
Its:

By:

Its:

MANAGER:
Thomas & Mack Beltway, LLC a Nevada limited liability company

By:	/s/ Peter Thomas
Peter Thomas, Manager